Pricing Supplement No.             c03-1104
Pricing Supplement Dated:          November 4, 2003
Rule 424(b)(3)
File No.                           333-106272
(To Prospectus Supplement Dated September 22, 2003 and
Prospectus Dated June 30, 2003)
$5,000,000,000
Citigroup Global Markets Holdings Inc.
Retail Medium-Term Notes, Series C
Due Nine Months or More From Date of Issue
Trade Date:                        November 4, 2003
Original Issue Date:               November 7, 2003
Form of Note:                      Global/Book-Entry Only
Calculation Agent:                 Citibank
Purchasing Agent: Citigroup, acting as principal


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CUSIP:                             17307XAF8
Aggregate Principal Amount:        USD 2,270,000.00
Price to Public:                   100%
Concession:                        1.0000%
Net Proceeds to Issuer:            USD 2,247,300.00
Interest Rate (per annum):         3.50%
Interest Payment Frequency:        Monthly
First Interest Payment Date:       December 15, 2003
Maturity Date:                     May 15, 2009
Survivor's Option:                 Yes
Product Ranking:                   Senior Unsecured
Redemption Information:            Not Callable
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CUSIP:                             17307XAG6
Aggregate Principal Amount:        USD 5,605,000.00
Price to Public:                   100%
Concession:                        1.6000%
Net Proceeds to Issuer:            USD 5,515,320.00
Interest Rate (per annum):         5.00%
Interest Payment Frequency:        Monthly
First Interest Payment Date:       December 15, 2003
Maturity Date:                     November 15, 2014
Survivor's Option:                 Yes
Product Ranking:                   Senior Unsecured
Redemption Information:            Subject to redemption at
the option of Citigroup Global Markets Holdings Inc., in
whole or in part, on Interest Payment Dates, beginning November 15, 2005, at a redemption price equal to 100% of the principal amount of the note plus accrued interest
thereon,
if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.
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CUSIP:                             17307XAH4
Aggregate Principal Amount:        USD 7,655,000.00
Price to Public:                   100%
Concession:                        2.1000%
Net Proceeds to Issuer:            USD 7,494,245.00
Interest Rate (per annum):         5.50%
Interest Payment Frequency:        Monthly
First Interest Payment Date:       December 15, 2003
Maturity Date:                     November 15, 2019
Survivor's Option:                 Yes
Product Ranking:                   Senior Unsecured
Redemption Information:            Subject to redemption at
the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning
November 15, 2006, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus
Supplement.